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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                     THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): July 26, 2000



                         Commission File Number: 0-18942

                          ILM II SENIOR LIVING, INC.
                          --------------------------
            (Exact name of registrant as specified in its charter)


        Virginia                                               06-1293758
---------------------------                             ------------------------
 (State of organization)                                    (I.R.S. Employer
                                                            Identification No.)

1750 Tysons Boulevard, Suite 1200, Tysons Corner, Virginia         22102
----------------------------------------------------------         -----
(Address of principal executive office)                        (Zip Code)


                (888) 257-3550
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(Registrant's telephone number, including area code)


                              (Page 1 of 5 pages)
                        Exhibit Index Appears on Page 5

ITEM 5.  OTHER EVENTS.

      In connection with a recent announcement by Capital Senior Living Corporation ("Capital"), ILM II Senior Living, Inc. (the "Company") announced today that its pending merger with Capital will not be consummated today as previously anticipated. Capital has notified the Company that it will not receive sufficient funds under existing financing commitments from GMAC Commercial Mortgage Corporation to complete the merger at this time.

      Pursuant to the existing merger agreement between the Company and Capital, Capital is required until September 30, 2000 to use its best efforts to obtain financing, including the use of internal funds, to complete the merger. The terms of the merger agreement require Capital to pay the Company $1,540,000 if the merger does not occur on or before September 30, 2000 if the failure to consummate the transaction is due to Capital's inability to finance the deal.

      At this time, there can be no assurance as to whether the merger will be consummated or, if consummated, as to the timing thereof.


                               (Page 2 of 5 pages)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)   Not Applicable

      (b)   Not Applicable

      (c) The following Exhibits are filed as part of this Current Report on Form 8-K:

            99.1   Press Release of ILM II Senior Living,  Inc. dated July 31,
                   2000.


                               (Page 3 of 5 pages)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ILM II SENIOR LIVING, INC.

                                    By: /s/J. William Sharman, Jr.
                                        --------------------------
                                           J. William Sharman, Jr.
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer

Dated:  July 31, 2000

                               (Page 4 of 5 pages)

                                  EXHIBIT INDEX
                                  -------------

                                                                   Page No.

 99.1  Press Release of ILM II Senior Living, Inc.                     6
       dated July 31, 2000.


                               (Page 5 of 5 pages)